EXHIBIT NO. 99.10(c)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 2-50409 of MFS Series Trust IX, of our reports dated June 11, 2003 appearing in the annual reports to shareholders for the year ended April 30, 2003 for MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
October 27, 2003